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                                   EXHIBIT 16



                   [Letterhead of Bryant and Welborn, L.L.P.]



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Force 10 Trading, Inc. (formerly Petrex Corporation) dated February 8, 2002.

Sincerely,

/s/ Bryant and Welborn, L.L.P.

Bryant and Welborn, L.L.P.
Tyler, Texas
February 13, 2002